Exhibit 99.03
2006 Third Quarter Earnings April 27, 2006 Jeff Henderson Chief Financial Officer Financial Review

Forward-Looking and Adjusted Information Except for historical information, all other information in this presentation consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these risks and uncertainties are described in Cardinal Health's filings with the Securities and Exchange Commission, and include those listed at the end of today's press release. Cardinal Health undertakes no obligation to update or revise any forward-looking statement. In addition, this presentation includes adjusted financial measures governed by Regulation G. A reconciliation of these measures is included at the end of this presentation and has been posted on the investor relations page at www.cardinalhealth.com.

Today's Agenda FY 2006 Q3 Results - Consolidated FY 2006 Q3 Results - Segments FY 2006 2nd Half Focus Items Financial Targets and Goals Other Items

Revenue Operating earnings Earnings from continuing operations Diluted EPS Non-recurring and other items Impairment charges and other Equity compensation Operating cash flow Return on equity Q3 FY 2006 Recap $ M % Change 1 $20,638 9% $ 559 (5%) $ 356 (5%) $ 0.83 (3%) $ (0.01) $ 0.01 $ 0.08 $ 271 16.4% $ M % Change 1 $ 582 (8%) $ 371 (8%) $ 0.87 (5%) GAAP Basis Excluding Special Items 18.5% Excluding Special Items and Equity Compensation Note: 1 % change over prior year

Operating Earnings and EPS Operating Earnings and EPS

Cardinal Health Business Analysis

Pharmaceutical Distribution and Provider Services

	Q3 FY '06 $ M	Q3 FY '05 $ M	% change
Revenues	$ 17,092	$ 15,516	10%
Operating earnings	$ 289	$ 335	(14%)
Non-recurring and other items	$ (2)	$ 7	

Highlights:

- Strong customer demand
- Bulk revenue increased 21% to $7.6 billion
- Expected earnings decline compared to last year due to less earnings seasonality as the company now has approximately 70% of its branded margin linked to non-seasonal distribution service fees
- Efficient inventory management and expense control
- Acquired Parmed Pharmaceuticals
- Intercare Phamaceutical Distribution classified as Held for Sale and Discontinued Operations

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Cardinal Health Business Analysis Medical Products and Services Q3 FY '06 Q3 FY '05 $ M $ M % change Revenues $ 2,484 $ 2,473 0% Operating earnings $ 173 $ 182 (5%) Highlights: Expected loss of largest customer in Specialty Pharmaceutical Distribution business during Q3 negatively impacted revenue growth and segment earnings Focus on expense control offset increased raw material costs Good demand for both manufactured and distributed medical products Increased corporate allocation impacted segment earnings growth Signed agreement to acquire Denver Biomedical Signed agreement to sell Cardinal's oncology distribution unit to OTN

Cardinal Health Business Analysis Pharmaceutical Technologies and Services Q3 FY '06 Q3 FY '05 $ M $ M % change Revenues $ 715 $ 677 6% Operating earnings $ 78 $ 80 (2%) Highlights: Stable performance within oral manufacturing Strong performance from packaging services Good sequential improvements at nuclear pharmacy services Production issues continue at Albuquerque sterile facility Increased corporate allocation impacted segment earnings growth Healthcare Marketing Services classified as Held for Sale and Discontinued Operations

Cardinal Health Business Analysis

Clinical Technologies and Services

	Q3 FY '06 $ M	Q3 FY '05 $ M	% change
Revenues	$ 603	$ 522	15%
Operating earnings	$ 101	$ 59	73%

Highlights:

- Strong demand for both Pyxis and Alaris products – strong committed contract volume
- New customer contract wins drive Pyxis and Alaris revenue
- Earnings favorably impacted by an $8 million reserve adjustment at Pyxis related to bad debt
- Operational improvements at Pyxis and integration between Alaris and Pyxis paying dividends
- Competitive displacements continue to be above historical levels
- Alaris successful in obtaining new business through existing Cardinal customer relationships

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FY 2006 - 2nd Half Focus Items Improving fundamentals will drive margin enhancement Focus on increasing ROIC / ROE Good balance sheet management Disciplined capital deployment Building capabilities

FY 2006 - 2nd Half Metrics All figures GAAP, except as noted

Financial Targets & Goals

Financial Targets & Goals

Conclusion

Q&A